UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

August 30, 2013

(Date of earliest event reported)

Torch Energy Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

(Address of principal executive offices, including zip code)

302/636-6018

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 30, 2013, Torch Energy Royalty Trust (the “Trust”) simultaneously signed and closed a purchase and sale agreement by and among the Trust, Torch Royalty Company, a Delaware company (“TRC”), Torch E&P Company, a Delaware company (“TEP”), N.M.L. Inc., of Texas (formerly Torch Energy Services, Inc.), a Texas corporation (“NML” and collectively with TRC and TEP, the “Buying Parties”), and Torch Energy Advisors Incorporated, a Delaware company (“TEAI”), pursuant to which the Trust agreed to sell, and the Buying Parties agreed to purchase from the Trust and the Torch Energy Louisiana Royalty Trust certain net profits interests attributable to the underlying working interests in certain fields that produce from the Cotton Valley and Austin Chalk formations located in the State of Texas and the Chalkley field located in the State of Louisiana for a purchase price of Three Million Two Hundred Fifty-Eight Thousand Three Hundred Thirty Dollars ($3,258,330.00). The Buying Parties were the successful bidder in the public auction of the net profit interests attributable to underlying working interests in certain fields that produce from the Cotton Valley and Austin Chalk formations located in the State of Texas and the Chalkley field located in the State of Louisiana. The agreement contains customary representations, warranties and covenants.

The foregoing description of the agreement is qualified in its entirety by reference to such agreement, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Trust’s business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Trust believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Trust may not realize its expectations and its beliefs may not prove correct. These and other risks, uncertainties and assumptions are detailed in the “Risk Factors” section and elsewhere in the documents filed by the Trust with the Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Trust undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Purchase and Sale Agreement made as of August 30, 2013 by and among Torch Energy Royalty Trust, Torch Royalty Company, Torch E&P Company, N.M.L. Inc., of Texas (formerly Torch Energy Services, Inc.) and Torch Energy Advisors Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

	By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: August 30, 2013	By:	/s/ John M. Beeson, Jr.
John M. Beeson, Jr., Senior Vice President

(The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Purchase and Sale Agreement made as of August 30, 2013 by and among Torch Energy Royalty Trust, Torch Royalty Company, Torch E&P Company, N.M.L. Inc., of Texas (formerly Torch Energy Services, Inc.) and Torch Energy Advisors Incorporated